Exhibit 99.1.12

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D and any amendments thereto with respect to the common stock beneficially owned by each of them, of Booz Allen Hamilton Holding Corporation, a Delaware corporation. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D and amendments thereto.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 4th day of June, 2014.

EXPLORER COINVEST, LLC
By: Explorer Manager, L.L.C, its manager

By:	/s/ DAVID B. PEARSON
Name:	David B. Pearson
Title:	Member

EXPLORER MANAGER, L.L.C.

By:	/s/ DAVID B. PEARSON
Name:	David B. Pearson
Title:	Member

*
Ralph W. Shrader

*
Lloyd Howell, Jr.

*
Joseph Logue

*
John D. Mayer

*
John M. McConnell

*
Horacio D. Rozanski

*
Samuel R. Strickland

*
Richard J. Wilhelm

*
Karen M. Dahut

*
Elizabeth M. Thompson

*
Nancy Laben

*	The undersigned, by signing his name hereto, executes this Agreement pursuant to the Power of Attorney executed on behalf of the above-named entities and individuals.

By:	/s/ TERENCE KADEN
Terence Kaden
Attorney-in-Fact